EXHIBIT 23
                                                                      ----------


Board of Directors
First National Corporation

We consent to the incorporation by reference of our Report, dated January 25, 2002, included in First National Corporation's annual report on Form 10-K for the year ended December 31, 2001, into the Registration Statement on Form S-8 (File No. 333-26029) filed by First National Corporation with respect to the First National Corporation Employee Savings Plan, the Registration Statement on Form S-8 (File No. 333-26031) filed by First National Corporation with respect to the First National Corporation Incentive Stock Option Plan of 1996, the Registration Statement on Form S-8 (File No. 333-26033) filed by First National Corporation with respect to the First National Corporation Incentive Stock Option Plan of 1992 and the Registration Statement on Form S-8 (File No. 333-33092) filed by First National Corporation with respect to the First National Corporation 1999 Stock Option Plan.


                                      /s/ J. W. Hunt and Company, LLP
                                      ------------------------------------------
                                      J. W. Hunt and Company, LLP

Columbia, South Carolina
March 25, 2002